UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COTTONWOOD COMMUNITIES, INC.

(Name of Registrant as Specified in its Charter)

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Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held November 10, 2020

Dear Stockholder:

On Tuesday, November 10, 2020, we will hold our 2020 annual meeting of stockholders at 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121. The meeting will begin at 10:00 a.m. Mountain Standard Time.* Directions to the meeting can be obtained by calling 801-278-0700.

We are holding this meeting to:

1.	Elect five directors to hold office for one-year terms expiring in 2021.

The Board of Directors recommends a vote FOR each nominee.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

3.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

The board of directors has selected August 12, 2020 as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2019 annual report to stockholders (all included herewith) are being mailed to you on or about August 24, 2020.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2020:

Our proxy statement, form of proxy card and 2019 annual report to stockholders are also available at www.proxyvote.com.

* Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel, we are taking precautions and planning for the possibility that the meeting may be held at a different location or solely by means of remote communication (i.e., a virtual-only meeting) and with additional procedures to protect public health and safety. If we determine to hold the meeting in this manner, we will announce the decision in advance, and will provide details on how to participate at www.cottonwoodcommunities.com. We encourage you to check this website prior to the meeting if you plan to attend.

By Order of the Board of Directors

/s/ Daniel Shaeffer

Daniel Shaeffer
Chairman of the Board of Directors

Salt Lake City, Utah

August 17, 2020

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2020 annual stockholders meeting. This proxy statement is designed to assist you in voting. You do not need to attend the annual meeting in person to vote.

Q:	What is a proxy?

A:

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Enzio Cassinis, Adam Larson and Gregg Christensen, each of whom is one of our officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. If you submit your signed proxy without instructions, they will vote:

(1)	FOR all of the director nominees, and

(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via the Internet or by telephone) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Tuesday, November 10, 2020, at 10:00 a.m. Mountain Standard Time at 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.

Q:	Who is entitled to vote?

A:	Anyone who is a stockholder of record at the close of business on August 12, 2020, the record date, or holds a valid proxy for the annual meeting, is entitled to vote at the annual meeting.

Q:	How many shares of common stock are outstanding?

A:	As of August 12, 2020, there were 11,188,206 shares of our common stock outstanding and entitled to vote.

Q:	What constitutes a quorum?

A:

A quorum consists of the presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will at least be considered part of the quorum. Broker non-votes (discussed below) will also be considered present for the purpose of determining whether we have a quorum.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on:

(1)	the election of the nominees to serve on the board of directors; and

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

In addition, you may vote on such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	The board of directors recommends that you vote:

(1)	FOR each of the nominees for election as a director who is named in this proxy statement; and

(2)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Q:	How can I vote?

A:	Stockholders can vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.proxyvote.com;

•	by telephone, by calling 1-888-444-0593; or

•	by mail, by completing, signing, dating and returning the enclosed proxy card.

For those stockholders with Internet access, we encourage you to vote by proxy via the Internet, since it is quick, convenient and provides a cost savings to us. When you vote by proxy via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Gregg Christensen, our Secretary;

(2)	attending the meeting and voting in person;

(3)	recasting your proxy vote via the Internet or by telephone; or

(4)	returning another proxy card dated after your first proxy card, if we receive it before the annual meeting date.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:	Will my vote make a difference?

A:

Yes. Your vote could affect the proposals described in this proxy statement. Moreover, your vote is needed to ensure that the proposals described herein can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements to elect the Board of Directors?

A:

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified. If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Q:	What are the voting requirements for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020?

A:

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020. For purposes of the ratification of our auditor, abstentions will not count as votes cast and will have no effect on the result of the vote. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Q:	What is a “broker non-vote”?

A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary authority with respect to that item and has not received instructions from the beneficial owner. Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the annual meeting.

Q:	How will voting on any other business be conducted?

A:

Although we do not know of any business to be considered at the annual meeting other than the election of directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Enzio Cassinis, our Chief Executive Officer, Adam Larson, our Chief Financial Officer, and Gregg Christensen, our Chief Legal Officer and Secretary, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:

Any proposals by stockholders for inclusion in our proxy solicitation material for the next Annual Meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than April 26, 2021. However, if we hold our next annual meeting before October 11, 2021 or after December 10, 2021, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2021 may do so by following the procedures prescribed in Section 2.12 of our bylaws. To be eligible for presentation to and action by the stockholders at the 2021 annual meeting, director nominations and other stockholder proposals must be received by Gregg Christensen, our Secretary, no earlier than March 27, 2021 nor later than 5:00 p.m., Eastern Time, on April 26, 2021.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:

No. In addition to mailing proxy solicitation material, our directors and employees of our advisor or its affiliates, as well as third-party proxy service companies we retain, may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process.

Q:	Who pays the cost of this proxy solicitation?

A:

We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $30,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our directors and employees of our advisor or its affiliates will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I receive more than one set of voting materials for the annual meeting?

A:

You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

(1)	via the Internet, by accessing the website and following the instructions indicated on the enclosed proxy card;

(2)	by telephone, by calling the telephone number and following the instructions indicated on the enclosed proxy card; or

(3)	by mail, by completing, signing, dating and returning the enclosed proxy card.

Q:	What should I do if only one set of voting materials for the annual meeting is sent and there are multiple stockholders in my household?

A:

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact Broadridge at (800) 574-5897.

Q:	Where can I find more information?

A:

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION ABOUT MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs and oversight of service providers at all times. The board of directors has retained our advisor, CC Advisors III, LLC, to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board of director’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board of directors have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below. During 2019, the board of directors held five meetings.

Board Leadership Structure

Our board of directors consists of five directors, two of whom are affiliated with our advisor, and three of whom are independent that meet the independence criteria as specified in our charter. Unless otherwise specified, all references to independent directors in this proxy statement refer to compliance with the independent director criteria as specified in our charter, as set forth under “ – Director Independence” below. Our charter provides that a majority of the seats on the board of directors will be for independent directors. The board composition and the corporate governance provisions in our charter ensure strong oversight by independent directors. The board of directors’ three standing committees, the audit committee, the compensation committee and the conflicts committee, are composed entirely of independent directors. We do not currently have a policy requiring the appointment of a lead independent director as all of our independent directors are actively involved in board meetings.

Since October 2018, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Principal Executive Officer. Our Chairman of the Board is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and our Principal Executive Officer has been responsible for the general management of the business, financial affairs and day-to-day operations of the Company. We believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management. Accordingly, we believe this structure has been the best governance model for the Company and our stockholders to date.

The Role of the Board of Directors in our Risk Oversight Process

Our executive officers and our advisor are responsible for the day-to-day management of risks we face, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. No less than quarterly, the entire board of directors reviews information regarding our liquidity, credit, operations, regulatory compliance and compliance with covenants in our material agreements, as well as the risks associated with each. In addition, each year the board of directors reviews significant variances between our current portfolio business plan and our original underwriting analysis and each quarter the directors review significant variances between our current results and our projections from the prior quarter, review all significant changes to our projections for future periods and discuss risks related to our portfolio. The audit committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The conflicts committee manages risks associated with the independence of the independent directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from the executive officers responsible for oversight of particular risks to us.

Director Independence

Our charter provides that a majority of the directors must be independent directors. We currently have three independent directors of our five-member board of directors. A majority of the directors on any committees established by the board must also be independent. Our board of directors has three standing committees: the audit committee, the conflicts committee and the compensation committee.

Under our charter, an independent director is a person who is not associated and has not been associated within the last two years, directly or indirectly, with our sponsor or advisor or any of their affiliates. A director is deemed to be associated with us or our advisor if he or she owns an interest in, is employed by, is an officer or director of, or has any material business or professional relationship with us, our advisor or any of their affiliates, performs services (other than as a director) for us, is a director for more than three REITs organized by the sponsor or advised by the advisor, or has any material business or professional relationship with the sponsor, advisor or any of their affiliates. A business or professional relationship will be deemed material if the gross income derived by the director from us, the advisor or any of their affiliates exceeds 5% of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, advisor or any of their affiliates or the company.

In addition, although our shares are not listed for trading on any national securities exchange, a majority of our directors, and all of the members of the audit committee, the conflicts committee, and the compensation committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that Messrs. Hardy, Jensen and Lunt each satisfies the New York Stock Exchange independence standards.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our executive officers and directors including but not limited to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Conduct and Ethics is available on our website at cottonwoodcommunities.com. Any amendment to, or a waiver from, a provision of the Code of Conduct and Ethics that would require disclosure under Item 5.05 of Form 8-K will be posted on our website. The Company does not have a hedging policy for its officers and directors at this time.

The Audit Committee

General

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal auditors and our independent registered public accounting firm.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent registered public accounting firm. The members of the audit committee are Messrs. Hardy, Jensen and Lunt. All of the members of the audit committee are “independent” as defined by the New York Stock Exchange. Mr. Lunt is the audit committee financial expert. During 2019, the audit committee held four meetings. The audit committee charter is available on our website at cottonwoodcommunities.com

Independent Registered Public Accounting Firm

During the year ended December 31, 2019, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders. The audit committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. The audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.

Pre-Approval Policies

In order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence, the audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services. In determining whether or not to pre-approve services, the audit committee considers whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by our independent registered public accounting firm, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered KPMG for the years ended December 31, 2019 and 2018 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

The audit committee reviewed the audit and non-audit services performed by KPMG LLP, as well as the fees charged by KPMG LLP for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of KPMG LLP. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by KPMG LLP for the years ended December 31, 2019 and 2018, are set forth in the table below.

	2019	2018
Audit fees	$240,855	$146,377
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$240,855	$146,377

For purposes of the preceding table, KPMG LLP’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by KPMG LLP in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms that are reasonably related to the performance of the audit or review of our financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the U.S. Internal Revenue Service (the “IRS”) and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, our independent registered public accounting firm devotes more time and has access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed and discussed the 2019 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee discussed with KPMG LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles (“GAAP”), the matters required to be discussed by AS 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The audit committee received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and discussed with KPMG LLP their independence from us. In addition, the audit committee considered whether KPMG LLP’s provision of non-audit services is compatible with KPMG LLP’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

August 10, 2020	The Audit Committee of the Board of Directors:
John Lunt (Chairman), Gentry Jensen and R. Brent Hardy

The foregoing Report of the Audit Committee shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

The Compensation Committee

The primary purpose of the compensation committee is to oversee our compensation programs. The committee discharges the board of directors’ responsibilities relating to compensation practices for directors and executive officers to the extent they are compensated directly. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. We are externally managed by our advisor pursuant to the advisory agreement and as of the date hereof we have no employees. The members of the compensation committee are Messrs. Hardy, Jensen and Lunt. During 2019, the compensation committee held no meetings. The compensation committee charter is available on our website at www.cottonwoodcommunities.com.

The Conflicts Committee

General

The members of the conflicts committee are Messrs. Hardy, Jensen and Lunt, all of whom are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•	reviewing and reporting on our policies;

•	approving transactions with affiliates and reporting on their fairness to us;

•	supervising and evaluating the performance and compensation of our advisor;

•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter;

•	approving borrowings in excess of the total liabilities limit set forth in our charter; and

•	discharging the board of directors’ responsibilities relating to compensation.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. During 2019, the conflicts committee held four meetings and all members attended each meeting.

Our Policy Regarding Transactions with Related Persons

Our charter requires the conflicts committee to review and approve all transactions between us and our advisor, and any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Conduct and Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to the Compliance Officer, currently our Chief Legal Officer, or directly to the audit committee chair, as appropriate.

Certain Transactions with Related Persons

Set forth below is a description of the material transactions between our affiliates and us since the beginning of 2018 as well as any such currently proposed material transactions.

As further described below, we have entered into agreements with certain affiliates pursuant to which they provide services to us. Cottonwood Residential II, Inc. acts as our sponsor and is managed by its board of directors, three of the five members of which are Daniel Shaeffer, Chad Christensen, and Gregg Christensen. Daniel Shaeffer and Chad Christensen are our affiliated directors and Gregg Christensen is one of our executive officers. Cottonwood Communities Management, LLC (“CC Management”), our advisor through February 28, 2019 and our property manager, is wholly owned by Cottonwood Capital Management, Inc. (“Cottonwood Capital Management”), an indirect wholly owned subsidiary of Cottonwood Residential O.P., LP (“CROP”), the operating partnership of our sponsor. Effective March 1, 2019, following the restructuring by our sponsor of the entity through which we receive our advisory services (as described in additional detail below under “Restructuring of Our Advisor”), CC Advisors III, LLC (“CC Advisors III”), acts as our advisor. CC Advisors III is indirectly owned by Cottonwood Capital Management and two entities in which all of our officers and affiliated directors have an ownership interest.

Our Relationship with CCI Advisors III. Our advisor provides day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of our properties;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and our overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging in and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

Our advisor is subject to the supervision of the board of directors and only has such authority as we may delegate to it as our agent. We entered the advisory agreement on August 13, 2018 and have renewed the advisory agreement for subsequent one year terms annually upon its expiration. On March 28, 2019, we amended the advisory agreement to remove the provision of property management services as described below under “Restructuring of Our Advisor.” Under the terms of the advisory agreement, we pay the following fees to our advisor.

Contingent Acquisition Fee. After our common stockholders have received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital, plus a cumulative, noncompounded annual return on their investment (the “Required Return”), the advisor will receive a contingent acquisition fee that is a percentage of the cost of investments acquired or originated by us, or the amount to be funded by us to acquire or originate loans, including acquisition and origination expenses and any debt attributable to such investments plus significant capital expenditures related to the development, construction or improvement of the investment as follows: 1% contingent acquisition fee if stockholders receive a 6% Required Return; and 2% additional contingent acquisition fee if stockholders receive a 13% Required Return.

If the advisor is terminated within the first ten years of operations for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the advisor will receive a 3% contingent acquisition fee.

No contingent acquisition fees were incurred for the six months ended June 30, 2020 or the years ended December 31, 2019 and 2018.

Acquisition Expense Reimbursement. Subject to limitations in the charter, the advisor will be reimbursed for all out-of-pocket expenses incurred in connection with the selection and acquisition of real estate assets, whether or not the acquisition is consummated. Acquisition expenses reimbursed to our advisor during the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018 were not significant, as we have generally incurred and paid such expenses directly.

Contingent Financing Fee. After our common stockholders have received, together as a collective group, aggregate distributions sufficient to provide a return of their invested capital plus a Required Return of 13%, our advisor will receive a contingent financing fee of 1% of the original principal amount of any financing obtained or assumed by us. Notwithstanding the foregoing, if our advisor is terminated within the first ten years of our operations for any reason other than the advisor’s fraud, willful misconduct or gross negligence, the payment of the contingent financing fee will be immediately due and payable. No contingent financing fees were incurred for the six months ended June 30, 2020 or the years ended December 31, 2019 and 2018.

Asset Management Fee. The advisor will receive an annual asset management fee, paid monthly, of 1.25% of the gross book value of our assets prior to establishment of net asset value. The advisor will receive an annual asset management fee of 1.25% of gross asset value thereafter. We incurred asset management fees of $1,130,309 for the six months ended June 30, 2020 and $811,395 for the year ended December 31, 2019 . Our advisor has agreed to waive its asset management fee each month in an amount equivalent to the 6.0% discount provided to those who purchase Class A shares through certain distribution channels as specified in the prospectus for the Offering. This is to ensure that we receive proceeds equivalent to those received for sales of shares outside of these channels. As a result, the asset management fee waived by our advisor during the six months ended June 30, 2020 and for the year ended December 31, 2019 were $139,790 and $409,803, respectively. No asset management fees were incurred for the year ended December 31, 2018.

Other Fees and Reimbursable Expenses. We will reimburse the advisor or its affiliates for all actual expenses paid or incurred by the advisor or its affiliates in connection with the services provided to us; provided, however, that we will not reimburse the advisor or its affiliates for salaries, wages and related benefits of personnel who perform investment advisory services for us or serve as our executive officers. In addition, subject to the approval of the board of directors we may reimburse the advisor or its affiliates for costs and fees associated with providing services to us that we would otherwise engage a third party to provide. Reimbursable company operating expenses to our advisor or its affiliates for the six months ended June 30, 2020 and for the year ended December 31, 2019 were $469,083 and $541,652, respectively. There were no reimbursable company operating expenses for the year ended December 31, 2018.

Our Relationship with Cottonwood Communities Management. For property management services, we paid CC Management, our advisor and property manager through February 28, 2019 and our current property manager following the restructuring of our advisor as described below, a property management fee in an amount up to 3.5% of the annual gross revenues of the multifamily apartment communities that it manages for us. A majority of the board of directors, including a majority of the conflicts committee has approved the form of property management agreement with our property manager as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. The conflicts committee believes that these arrangements with CC Management are fair. We incurred property management fees of $161,458 and $97,877 for the six months ended June 30, 2020 and for the year ended December 31, 2019, respectively. No property management fees were incurred in 2018.

Our Relationship with Cottonwood Communities Advisors Promote, LLC. An affiliate of our advisor, Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”) will receive a promotional interest equal to 15% of net income and cash distributions from our operating partnership, Cottonwood Communities OP, L.P. (the “Operating Partnership”), after our stockholders, together as a collective group, receive aggregate distributions sufficient to provide a return of their capital, plus a 6% cumulative, noncompounded annual return on their capital. In addition, CC Advisors Promote will be entitled to a separate one-time payment upon (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, in each case for an amount that CC Advisors Promote would have been entitled to receive, as described above, if the Operating Partnership had disposed of all of its assets at the market value of the shares of common stock as of the date of the event triggering the payment. If the event triggering the payment is the termination or non-renewal of the advisory agreement other than in connection with a liquidity event, the payment will be in the form of an interest-bearing promissory note that generally will not be paid until stockholders have received the return contemplated above.

Previously this promotional interest was held by Cottonwood Communities Investor, LLC (“CC Investor”), the sole limited partner in the Operating Partnership. In connection with the restructuring of our advisor, as described below, CC Investor transferred this promotional interest to CROP who in turn transferred the interest to CC Advisor Promote effective March 1, 2019. CC Investor will not be required to make any capital contributions to the Operating Partnership to obtain the promotional interest. The conflicts committee believes the promotional interest is fair as it provides an appropriate incentive for our advisor and its affiliates to achieve our investment objectives.

Restructuring of Our Advisor

On March 28, 2019, we entered various amendments to existing agreements and new agreements with our advisor and property manager, CC Management, and its affiliates, as a result of the determination by our sponsor to restructure the ownership of the entity that provides our advisory services. Effective March 1, 2019, our advisory services are provided by a newly formed affiliate of our sponsor, CC Advisors III. Property management services will continue to be provided by CC Management under separate property management agreements to be entered at the time we acquire a property. In addition, a new entity, CC Advisors Promote owns the promotional interest in us previously held by CC Investor.

In order to implement these restructuring changes, we entered the following agreements: First Amendment to the Advisory Agreement, among us, CC Management and the Operating Partnership (the “Advisory Agreement Amendment”); First Amendment to the Three-Party Agreement among us, CC Management, and the Operating Partnership (the “Three-Party Agreement Amendment”); and Three-Party Agreement (Property Management) among us, CC Management and the Operating Partnership (the “Three-Party Agreement (Property Management)”). The Advisory Agreement Amendment removed property management services from the advisory agreement so that property management services remain with CC Management and the advisory agreement and related external advisory services could be transferred to CC Advisors III. The Three-Party Agreement Amendment and the Three-Party Agreement (Property Management) reflect changes necessary to address the fact that advisory services and property management will be provided by separate entities going forward. We have since entered a new Advisory Agreement dated August 13, 2019 with CC Advisors III and an Amended and Restated Three-Party Agreement with CC Advisors III that incorporates the amendments entered in connection with the restructuring transaction.

In addition, as general partner of the Operating Partnership, we consented to the assignment of the promotional interest held by CC Investor, the sole limited partner of the Operating Partnership, to CROP and then to CC Advisors Promote. Finally, following the consent of the conflicts committee, we also entered into the Assignment of the Advisory Service Contracts among us, CC Management, Cottonwood Capital Management, Cottonwood Communities Advisors, LLC (“CC Advisors”) and CC Advisors III pursuant to which CC Management assigned and transferred all of its rights, obligations and interests in the advisory agreement, the three party agreement, and the dealer manager agreement to Cottonwood Capital Management; which in turn assigned and transferred all of its rights, obligations and interests in the agreements to CC Advisors; which in turn assigned and transferred all of its rights, obligations and interests in the agreements CC Advisors III. As a result, effective March 1, 2019, CC Advisors III will provide all of the services under the advisory agreement and will be responsible for the payment of all organization and offering expenses in the Offering (with the exception of costs associated with any equity incentive awards granted by us to registered persons associated with the dealer manager for the Offering), without reimbursement by us.

There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Nomination of Directors

General

We do not have a standing nominating committee. Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee is responsible for selecting and nominating replacements for vacancies among our independent director positions. Unless filled by a vote of our stockholders as permitted by the Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a vote of a majority of the remaining directors, even if such majority vote is less than a quorum. The board of directors believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be evaluated under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled by a committee composed only of independent directors, the board of directors has determined that the creation of a standing nominating committee is not necessary. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of directors in the context of the then-current membership of the board of directors. The full board of directors annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board of directors at that time, issues of knowledge, experience, judgment and skills, such as an understanding of the real estate and real estate finance industries or accounting or financial management expertise. The board of directors seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board of directors. The board of directors assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board of directors’ collective skill set that should be addressed in the nominating process. The board of directors made such an assessment in connection with director nominations for the annual meeting and determined that the composition of the current board of directors satisfies its diversity objectives.

Other considerations in director nominations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of time in preparation for those meetings. It is also expected that independent directors nominated by the conflicts committee will be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire, manage and dispose of the types of assets we acquire and manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by our stockholders annually.

In nominating candidates for the board of directors, the board of directors (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and the management of CC Advisors III. The board of directors and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board of directors and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board of directors (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the board of directors or conflicts committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our bylaws. Any stockholder may request a copy of our bylaws free of charge by calling (801) 278-0700.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate comments and concerns to the board of directors. Stockholders may contact the board of directors at the following address:

Board of Directors of Cottonwood Communities, Inc.

6340 South 3000 East, Suite 500

Salt Lake City, Utah 84121

We have established several means for stockholders to communicate concerns to the board of directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to John Lunt, the chairman of our audit committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to Gentry Jensen, the chairman of our conflicts committee in care of our Secretary at our headquarters address. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Secretary.

Stockholders should report any complaints or concerns regarding (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Conduct and Ethics or other suspected wrongdoings affecting us or our properties or assets, or (2) any complaints or concerns regarding our accounting, internal accounting controls, auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Stockholders should report any such suspected violations or other complaints or concerns by mailing a description of the suspected violation or concern to John Lunt, the chair of our audit committee in care of our Secretary at our headquarters address.

Stockholders also may communicate concerns with our directors at our annual meeting. Although we do not have a policy regarding the attendance of our directors at annual meetings of our stockholders, we expect that the Chairman of our Board will be present at all such meetings. We expect all of our directors to be present at our 2020 annual meeting. All of our directors were present at the 2019 annual meeting.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2020 annual meeting and are being nominated for re-election to serve until the 2021 annual meeting and until his successor is elected and qualified.

Name	Age*	Positions
Enzio Cassinis	43	Chief Executive Officer and President
Adam Larson	38	Chief Financial Officer
Susan Hallenberg	52	Chief Accounting Officer and Treasurer
Greg Christensen	50	Chief Legal Officer
Paul Fredenberg	44	Chief Investment Officer
Daniel Shaeffer	49	Chairman of the Board of Directors and Director
Chad Christensen	47	Director
R. Brent Hardy	49	Independent Director
Gentry Jensen	49	Independent Director
John Lunt	47	Independent Director

*	As of August 1, 2020.

Enzio Cassinis has been Chief Executive Officer and President of the Company since October 2018. In addition to serving as the Company’s Chief Executive Officer and President, Mr. Cassinis serves as the Chief Executive Officer and President of Cottonwood Multifamily REIT I, Inc. (“CWMF REIT I”) and Cottonwood Multifamily REIT II, Inc. (“CWMF REIT II”), two Cottonwood-sponsored real estate investment trusts that raised $50 million in offerings that were qualified as “Tier 2” offerings pursuant to Regulation A promulgated under the Securities Act (a “Regulation A Offering”). He also serves as the Chief Executive Officer for the Company’s advisor.

From June 2013 through September 2018, Mr. Cassinis served in various roles at Cottonwood Residential, Inc. Most recently, he served as the Senior Vice President of Corporate Strategy, where he was responsible for financial planning and analysis, balance sheet management and capital and venture formation activity. Prior to joining Cottonwood Residential, Inc. in June 2013, Mr. Cassinis was Vice President of Investment Management at Archstone, one of the largest apartment operators and developers in the U.S. and Europe. There, he negotiated transactions in both foreign and domestic markets with transaction volume exceeding several billion dollars in total capitalization. Prior to Archstone, Mr. Cassinis worked as an attorney with Krendl, Krendl, Sachnoff & Way, PC (now Kutak Rock LLP) from February 2003 to May 2006, focusing his practice on corporate law and merger and acquisition transactions.

Mr. Cassinis earned a Master of Business Administration and Juris Doctorate (Order of St. Ives) from the University of Denver, and a Bachelor of Science in Business Administration from the University of Colorado at Boulder and is a CFA® charterholder.

Adam Larson has been Chief Financial Officer of the Company since October 2018. In addition to serving as the Company’s Chief Financial Officer, Mr. Larson also serves as the Chief Financial Officer of CWMF REIT I, CWMF REIT II and the Company’s advisor.

Through September 2018, Mr. Larson was the Senior Vice President of Asset Management of Cottonwood Residential, Inc. In this role he provided strategic guidance with respect to asset management, financial planning and analysis, and property operations. Prior to joining Cottonwood Residential, Inc. in June 2013, Mr. Larson worked in the Investment Banking Division at Goldman Sachs advising clients on mergers and acquisitions and other capital raising activities in the Real Estate, Consumer/Retail and Healthcare sectors. Mr. Larson previously worked at Barclays Capital, Bonneville Real Estate Capital and Hitachi Consulting.

Mr. Larson holds an MBA from the University of Chicago Booth School Of Business, and a BS in Business Management from Brigham Young University where he also served as Student Body President.

Susan Hallenberg has been an officer of the Company since December 2016, and served as principal accounting officer and principal financial officer of the Company in her role as Chief Financial Officer from December 2016 through September 2018. Ms. Hallenberg continues to serve as principal accounting officer of the Company in her position as Chief Accounting Officer and Treasurer, which positions she has held since October 2018. Ms. Hallenberg also serves as Chief Accounting Officer and Treasurer of CWMF REIT I and CWMF REIT II. She is also Chief Financial Officer and Treasurer of Cottonwood Multifamily Opportunity Fund, Inc. (“CWMF Opp Fund”), a Cottonwood-sponsored real estate investment trust that raised $50 million in a Regulation A Offering. Ms. Hallenberg is also the Chief Financial Officer and Treasurer of Cottonwood Residential II, Inc. and its predecessor entity, positions she has held since May 2005.

Prior to joining Cottonwood, Ms. Hallenberg served as Acquisitions Officer for Phillips Edison & Company, a real estate investment company. She also served as Vice President for Lend Lease Real Estate Investments, where her responsibilities included financial management of a large mixed-use real estate development project and the underwriting, financing and reporting on multifamily housing development opportunities in the Western United States using tax credit, tax-exempt bond, and conventional financing. She also worked for Aldrich Eastman & Waltch for two years as an Assistant Portfolio Controller. Ms. Hallenberg started her career at Ernst & Young where she worked in the firm’s audit department for four years.

Ms. Hallenberg holds a BA in Economics/Accounting from The College of the Holy Cross.

Gregg Christensen has served as our Chief Legal Officer since December 2016. He served as one of our Directors from December 2016 to June 2018. Mr. Christensen also has served as the Executive Vice President, Secretary, General Counsel and a Director of Cottonwood Residential II, Inc. and its predecessor entities since 2007.

He holds similar officer positions with CWMF REIT I, CWMF REIT II and CWMF Opp Fund. In addition, he serves as a director of CWMF REIT I, CWMF REIT II and CWMF Opp Fund. Mr. Christensen oversees and coordinates all legal aspects of Cottonwood Residential II, Inc. and its affiliates, including our company, and is also actively involved in operations, acquisitions, and due diligence activities for us and our affiliates.

Prior to joining Cottonwood Residential, Inc., Mr. Christensen was a principal, managing director and general counsel of Cherokee & Walker, an investment company focused on real estate investments and private equity investments in real estate related companies. Previously, Mr. Christensen practiced law with Nelson & Senior in Salt Lake City. His areas of practice included real estate and corporate law. He is a member of the Utah State Bar, as well as the Bar of the United States District Court for the District of Utah. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 23 years.

Mr. Christensen holds an Honors Bachelor of Arts Degree in English from the University of Utah and a Juris Doctorate Degree from the University of Utah, S.J. Quinney College of Law. Gregg Christensen and Chad Christensen are brothers.

Paul Fredenberg has been Chief Investment Officer of the Company since October 2018. In addition to serving as the Company’s Chief Investment Officer, Mr. Fredenberg serves as the Chief Investment Officer of CWMF REIT I, CWMF REIT II, and our advisor, positions he has held since October 2018.

Through September 2018, Mr. Fredenberg served as the Senior Vice President of Acquisitions of Cottonwood Residential, Inc. a position he had held since September 2005. As Senior Vice President of Acquisitions, he focused exclusively on sourcing and evaluating new multifamily investment opportunities for Cottonwood Residential, Inc. Prior to joining Cottonwood in 2005, Mr. Fredenberg worked in the Investment Banking division of Wachovia Securities advising clients on mergers and acquisitions activities across multiple industries. He has also held investment banking and management consulting positions at Piper Jaffray and the Arbor Strategy Group.

Mr. Fredenberg holds an MBA from the Wharton School at the University of Pennsylvania, an MA in Latin American Studies from the University of Pennsylvania, and a BA in Economics from the University of Michigan, Ann Arbor.

Daniel Shaeffer has served as one of our Directors since July 2016 and as our Chairman of the Board since October 2018. He was formerly our Chief Executive Officer from December 2016 through September 2018. Mr. Shaeffer also has served as the Chief Executive Officer and a Director of Cottonwood Residential II, Inc. and its predecessor entities since 2004. He is also a director of CWMF REIT I, CWMF REIT II and CWMF Opp Fund. In addition, he serves as Chief Executive Officer of CWMF Opp Fund. Mr. Shaeffer’s primary responsibilities include overseeing acquisitions, capital markets and strategic planning for Cottonwood Residential II, Inc. and its affiliates.

Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential II, Inc., in 2004, Mr. Shaeffer worked as a senior equities analyst with Wasatch Advisors of Salt Lake City. Prior to joining Wasatch Advisors, Mr. Shaeffer was a Vice President of Investment Banking at Morgan Stanley. Mr. Shaeffer began his career with Ernst & Young working in the firm’s audit department. Mr. Shaeffer has been involved in real estate development, management, acquisition, disposition and financing for more than 14 years.

Mr. Shaeffer holds an International MBA from the University of Chicago Graduate School of Business and a BS in Accounting from Brigham Young University and is a Certified Public Accountant.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shaeffer, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the board of directors.

Chad Christensen as served as one of our Directors since July 2016 and was formerly our President and Chairman of the Board from December 2016 through September 2018. Mr. Christensen also has served as the President and a Director of Cottonwood Residential II, Inc. and its predecessor entities since 2004. He is also a director of CWMF REIT I, CWMF REIT II and CWMF Opp Fund. In addition, he serves as President and Chairman of the Board of CWMF Opp Fund. Mr. Christensen oversees financial and general operations for Cottonwood Residential II, Inc. and its affiliates. Mr. Christensen is also actively involved in acquisitions, marketing and capital raising activities for Cottonwood Residential II, Inc. and its affiliates

Before co-founding Cottonwood Capital, LLC, a predecessor to Cottonwood Residential II, Inc., in 2004, Mr. Christensen worked with the Stan Johnson Company, a national commercial Real Estate Brokerage firm in Tulsa, Oklahoma. Early in his career, Mr. Christensen founded Paramo Investment Company, a small investment management company. Mr. Christensen has been involved in real estate development, management, acquisition, disposition and financing for more than 16 years.

Mr. Christensen holds a MBA from The Wharton School at the University of Pennsylvania with an emphasis in Finance and Real Estate and a BA in English from the University of Utah. Mr. Christensen also holds an active real estate license. Chad Christensen and Gregg Christensen are brothers.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Christensen, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate experience, to serve as a director on the board of directors.

R. Brent Hardy is one of our independent directors, a position he has held since June 2018. Since April 2018, Mr. Hardy has served as Managing Director and Senior Vice President of Asset Management at Merit Hill Capital, a real estate investment firm focused on acquiring and managing a portfolio of self-storage facilities across the United States. Mr. Hardy has been in the commercial real estate development, construction and asset management business for over 20 years. From September 2001 to April 2018, Mr. Hardy was Senior Vice President of Construction & Capital Asset Management at Extra Space Storage, the second largest operator of self-storage facilities in the United States and a New York Stock Exchange traded REIT. At Extra Space Storage, Mr. Hardy directed global construction, property development and long term asset preservation efforts and oversaw the “Certificate of Occupancy” and “Property Redevelopment and Expansion” programs. He contributed to the overall planned growth of the company, implementing essential asset management systems and processes to effectively oversee the firms portfolio of over 1450 assets nationwide. Mr. Hardy was also responsible for facility planning and design, property rebranding and corporate procurement efforts and was heavily involved in corporate responsibility, portfolio efficiency and innovation, and the implementation of energy management and sustainability programs. Prior to commencing his career with Extra Space Storage, Mr. Hardy spent several years with various firms in real estate, construction and operations management.

Mr. Hardy graduated from the University of Utah with a B.A. degree in Political Science and a minor in Spanish.

Our board of directors selected Mr. Hardy as an independent director for reasons including his over 20 years of experience in the commercial real estate development, construction and asset management industries and his strategic business abilities and skills in responding to operational challenges and opportunities within an organization. In particular, our board of directors believes Mr. Hardy’s experience in asset management at Extra Space Storage during a period of growth at the company and the depth and breadth of Mr. Hardy’s exposure to complex real estate, strategic and corporate issues throughout his career would make him a valuable asset to our board of directors. Having worked at a public REIT gives him additional perspective and insight into public companies such as ours.

Gentry Jensen is one of our independent directors, a position he has held since June 2018. Since 2011, Mr. Jensen has served as the Chief Executive Officer of Penumbra Brands, LLC, a leading provider of protective, technologically differentiated accessories for mobile devices. From 2009 to 2011, he served as District Manager of Schindler Elevator Corporation and from 2005 through 2009, he worked in commercial real estate lending, development, brokerage and property management as Chief Operating Officer of Hawkins Capital, President of Wentworth Development, and Chief Operating Officer of NAI Utah Commercial Real Estate. From 2002 through 2004, Mr. Jensen was an associate in asset management and portfolio construction modeling with JP Morgan Private Bank in New York. Prior to entering the business world, Mr. Jensen served on active duty as a Navy SEAL, completing overseas deployments in Eastern Europe and throughout Asia.

Mr. Jensen holds an MBA in Finance from the Wharton School at the University of Pennsylvania and a BS, with Merit, in Systems Engineering from the United States Naval Academy.

Our board of directors selected Mr. Jensen as an independent director for reasons including his executive leadership experience with multiple companies and as a Navy SEAL, his professional and educational background and his prior experience in commercial real estate brokerage and property management.

John Lunt is one of our independent directors, a position he has held since June 2018. In January 2003, Mr. Lunt founded Lunt Capital Management, Inc., a registered investment advisor, and since January 2003, he has served as its President. The firm builds and manages investment strategies used by financial advisors around the United States and provides research and advice for investments across asset classes, including U.S. equities, international equities, fixed income, real estate, commodities and currencies. Mr. Lunt co-created the methodology for eight index strategies calculated by S&P Dow Jones Indices. He is a charter member of the ETF Strategists Roundtable for key influencers associated with ETF management, and writes regularly about financial markets for ETFTrends.com. From 2001 to June 2014, he served on the board of the Utah Retirement Systems, a $20 billion pension fund, and from 2004 to 2007, he served as board President. Since February 2013, Mr. Lunt has served on the investment advisory committee for the $10 billion Utah Educational Savings Plan (My529) and since August 2017, he served as Chairman of the committee. Since September 2014, he has served as a member of the Board of Trustees for the $2 billion Utah School & Institutional Trust Funds Office. He has been a featured speaker at investment conferences around the United States, and has written extensively about financial markets.

Mr. Lunt graduated Magna Cum Laude with University Honors from Brigham Young University with a B.A. degree in Economics, and he later received an MBA in Finance and International Business from New York University. Mr. Lunt completed the Program for Advanced Trustee Studies at Harvard Law School and finished a number of courses at the New York Institute of Finance on trading and portfolio management.

Our board of directors selected Mr. Lunt as an independent director for reasons including his executive leadership experience, his professional and educational background, his network of relationships with finance and investment professionals and his extensive background and experience in public markets and in real estate and finance transactions and investments. In addition, his experience as founder and President of Lunt Capital Management and his service as a director of various pension funds provide him an understanding of the issues facing companies that make investments in real estate and oversee those investments.

Executive Officer Compensation

We are externally advised by CCI Advisors III and we do not have any paid employees. Our compensation committee, which is composed of all of our independent directors, discharges our board of directors’ responsibilities relating to the compensation of our executives. Except for grants of LTIP Units under our Amended and Restated Limited Partnership Agreement of our Operating Partnership, our executive officers do not receive any compensation directly from us. No awards were granted to our executive officers for the year ended December 31, 2019.

On March 25, 2020, we entered LTIP Unit Award Agreements with Enzio Cassinis, our Chief Executive Officer and President, and Adam Larson, our Chief Financial Officer, as well as certain other executive officers and registered persons associated with the dealer manager for our initial public offering, with respect to the grant of LTIP Unit awards as recommended by our compensation committee and approved by our board of directors. Including grants to our named executive officers, we awarded an aggregate of $124,380 time-based LTIP Units that will vest approximately one-quarter of the awarded amount on January 1, 2021, 2022, 2023 and 2024. In addition, we awarded performance-based LTIP Units in an aggregate target amount of $373,120. The actual amount of each award will be determined at the conclusion of the performance period and will depend on the internal rate of return as defined in the award agreement. The earned LTIP Units will become fully vested on the first anniversary of the last day of the performance period, subject to continued employment with the advisor or its affiliates.

The awards are granted effective March 25, 2020, and the number of units will be valued by reference to the estimated value per share of our common stock, currently $10.00. LTIP Unit awards, whether vested or unvested, will entitle the participant to receive current distributions from the Operating Partnership equivalent to the dividends that would be payable with respect to the number of shares of our common stock underlying the LTIP Unit award.

Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us or our subsidiaries. See “Certain Transactions with Related Persons” above for a discussion of the fees paid to our advisor and its affiliates.

Director Compensation

If a director is also one of our executive officers, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the compensation committee, based upon recommendations from our advisor. Our affiliated directors indirectly manage and control our advisor and our executive officers are also executive officers of our advisor, and through our advisor, these individuals are involved in recommending and setting the compensation to be paid to our independent directors.

We pay each of our independent directors an annual retainer of $10,000. We also pay our independent directors for attending meetings as follows: (i) $500 for each board meeting attended and (ii) $500 for each committee meeting attended (if held at a different time or place than a board meeting). All directors receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors.

The following table sets forth the compensation earned by our directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash in 2019	Total
Chad Christensen	$—	$—
Daniel Shaeffer	—	—
R. Brent Hardy	12,000	12,000
Gentry Jensen	12,000	12,000
John Lunt	12,000	12,000

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of June 30, 2020 for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of All Shares
Enzio A. Cassinis, Chief Executive Officer and President	4,500	(3)	*
Adam Larson, Chief Financial Officer	3,375	(3)	*
Gregg Christensen, Chief Legal Officer and Secretary(2)	20,000		*
Paul Fredenberg, Chief Investment Officer	2,063	(3)	*
Susan Hallenberg, Chief Accounting Officer and Treasurer	—		—
Chad Christensen, Director(2)	20,000		*
Daniel Shaeffer, Director(2)	20,000		*
R. Brent Hardy, Independent Director	—		—
Gentry Jensen, Independent Director	—		—
John Lunt, Independent Director	—		—
All directors and executive officers as a group	20,000		*

*	Less than 1%
(1)	The address of each beneficial owner listed is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.
(2)

Gregg Christensen, Daniel Shaeffer, and Chad Christensen are three of the five directors that comprise the board of directors of Cottonwood Residential II, Inc., the general partner of Cottonwood Residential O.P., LP. Cottonwood Residential O.P., LP owns 20,000 shares of our common stock outstanding. As members of the board of directors of Cottonwood Residential II, Inc., Messrs. Shaeffer, Christensen and Christensen will have the voting and investment control of the shares of our common stock held by Cottonwood Residential O.P., LP.

(3)

Reflects LTIP units granted by the board of directors. Upon achieving parity with the common units and becoming “redeemable” in accordance with the terms of the partnership agreement of our operating partnership, LTIP units may be redeemed for cash, or at our option, an equal number of shares of common stock, subject to certain restrictions. Not all LTIP units have vested.

PROPOSAL 1.     ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2021 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

• Daniel Shaeffer • Chad Christensen • R. Brent Hardy	• Gentry Jensen • John Lunt

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 17 through 19.

Vote Required

The vote of a majority of the total of votes cast for and against a nominee at a meeting at which a quorum is present is required for the election of a director. This means that, of the votes cast at an annual meeting, a director nominee needs to receive affirmative votes from a majority of such votes cast in order to be elected to the board of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If an incumbent director nominee fails to receive the required number of votes for re-election, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualified.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR each of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED FOR REELECTION AS DIRECTORS.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, you and the other stockholders will vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

During the year ended December 31, 2019, KPMG LLP served as our independent registered public accounting firm and provided certain tax and other services. KPMG LLP has served as our independent registered public accounting firm since our formation. The audit committee has appointed KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence. Additional information regarding the services of KPMG LLP is included in Part III, Item 14 in our annual report to stockholders included herewith.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. Even if the appointment of KPMG LLP is ratified, the audit committee may, however, select a new independent registered public accounting firm at any time in the future in its discretion if it deems such decision to be in our best interest. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws. If the appointment of KPMG LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

We expect that KPMG LLP representatives will be present at the annual meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the KPMG LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our bylaws, a majority of the votes cast at an annual meeting at which a quorum is present is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020. Abstentions will not count as votes cast and will have no effect on the result of the vote.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Whether or not you plan to attend the annual meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in our proxy solicitation material for the next annual meeting of stockholders must be received by Mr. Christensen, our Secretary, at our executive offices no later than April 26, 2021. However, if we hold our next annual meeting before October 11, 2021 or after December 10, 2021, stockholders must submit proposals for inclusion in our proxy statement within a reasonable time before we begin to print our proxy materials.

If a stockholder wishes to present a proposal at the 2021 annual meeting, whether or not the proposal is intended to be included in our proxy materials, our bylaws require that the stockholder give advance written notice to our secretary, Gregg Christensen, at our executive offices no earlier than March 27, 2021 nor later than 5:00 p.m., Eastern Time, on April 26, 2021; provided, however, if the 2021 annual meeting is advanced or delayed by more than 30 days November 10, 2021, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described above.

The mailing address of our executive offices is 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.

COTTONWOOD COMMUNITIES, INC. 6340 SOUTH 3000 EAST, SUITE 500 SALT LAKE CITY, UT 84121	VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 9, 2020. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 9, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D22624-P43904                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COTTONWOOD COMMUNITIES, INC.

The Board of Directors recommends a vote FOR each nominee:

1. Elect five director nominees to hold office for one-year terms expiring in 2021.

Nominees:	For	Against	Abstain

1a. Chad Christensen	☐	☐	☐

1b. R. Brent Hardy	☐	☐	☐

1c. Gentry Jensen	☐	☐	☐

1d. John Lunt	☐	☐	☐

1e. Daniel Shaeffer	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal:	For	Against	Abstain

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D22625-P43904

COTTONWOOD COMMUNITIES, INC. Annual Meeting of Stockholders November 10, 2020 10:00 AM This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Enzio Cassinis, Adam Larson and Gregg Christensen, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COTTONWOOD COMMUNITIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Standard Time, on November 10, 2020, at 6340 South 3000 East, Suite 500, Salt Lake City, Utah 84121, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side